As filed with the Securities and Exchange Commission on December 13, 1999

                                                      Registration No.__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CALPROP CORPORATION
               (Exact name of issuer as specified in its charter)

               CALIFORNIA                              95-4044835
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)

                          13160 MINDANAO WAY, STE. 180
                        MARINA DEL REY, CALIFORNIA 90292
          (Address of Principal Executive Offices including Zip Code)

                               CALPROP CORPORATION
                       1989 LONG TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                VICTOR ZACCAGLIN
                               CALPROP CORPORATION
                          13160 MINDANAO WAY, STE. 180
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 306-4314
            (Name, address and telephone number, including area code,
                              of agent for service)

                                   Copies to:
                             Peter V. Leparulo, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                      777 South Figueroa Street, Suite 3200
                          Los Angeles, California 90017

                         CALCULATION OF REGISTRATION FEE

                                   Proposed      Proposed
    Title of                        Maximum       Maximum
   Securities        Amount        Offering     Aggregate      Amount of
     to be            to be        Price Per     Offering    Registration
   Registered     Registered (1)   Share (2)       Price          Fee
  -------------   -------------   ----------    ---------    ------------
  Common Stock,
  No Par Value      250,000 shs.    $1.625      $406,250.00     $107.25

----------
(1) This registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the anti-dilution adjustments provisions of the plan.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

      The Registrant hereby incorporates by reference in this Registration Statement the registration statement on Form S-8 (file no. 33-33640) filed with the Securities and Exchange Commission (the "Commission") on February 26, 1990 and the registration on Form S-8 (file no. 333-15137) filed with the Commission on October 30, 1996.

      The following documents, filed with the Commission, are hereby incorporated by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (file no. 001-06844);

      (b) The Registrant's Current Reports on Form 8-K dated April 1, 1999, May 10, 1999, September 9, 1999 and November 17, 1999 and the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 (file no. 001-06844); and

      (c) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

      The California Corporations Code authorizes indemnification of directors, officers and employees of California corporations and authorizes the Company's Board of Directors to have the Registrant provide the cost of defense, settlement or payment of any judgment against any such person under certain circumstances. The Registrant's bylaws provide for similar indemnification of its directors, officers, employees and agents. The Registrant currently maintains policies of insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.     Exemption from Registrant Claimed.

      Not applicable.

Item 8.     Exhibits.

         Exhibit No.                       Description
         -----------                       -----------

           5                 Opinion of Orrick, Herrington & Sutcliffe LLP

           23.1              Consent of Deloitte & Touche LLP

           23.2 Consent of Orrick, Herrington & Sutcliffe LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement

           24                Power of Attorney (included on page 6)

Item 9.     Undertakings.

      In connection with this Registration Statement on Form S-8, the Registrant hereby makes the following undertakings:

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


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

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 13th day of December, 1999.

                                         CALPROP CORPORATION


                                         By   /s/ Mark F. Spiro
                                            -------------------
                                            Mark F. Spiro,
                                            Vice President/Secretary/Treasurer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Mark F. Spiro and Victor Zaccaglin, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                           Title                           Date
---------                           -----                           ----

/s/ John L. Curci
--------------------
John L. Curci            Director                              December 13, 1999


/s/ Ronald S. Petch
--------------------
Ronald S. Petch          Director                              December 13, 1999


/s/ Victor Zaccaglin
--------------------
Victor Zaccaglin         Chairman of the Board,
                         Chief Executive Officer and Director  December 13, 1999


/s/ Mark F. Spiro
--------------------
Mark F. Spiro            Chief Financial Officer               December 13, 1999
                         and Director


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

/s/ E. James Murar
--------------------
E. James Murar           Director                              December 13, 1999


/s/ Mark T. Duvall
--------------------
Mark T. Duvall           Director                              December 13, 1999

                                INDEX TO EXHIBITS

         Exhibit No.          Name
         -----------          ----

            5                 Opinion of Orrick, Herrington & Sutcliffe LLP

            23.1              Consent of Deloitte & Touche LLP

            23.2 Consent of Orrick, Herrington & Sutcliffe LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement

            24 Power of Attorney (included on page 6 of this Registration Statement)


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